SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-3443
SERIES NO.: 1

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                         $ 23
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                          $ 8
         Class C                                                          $ 1
         Class P                                                     $ 14,056

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                                    $000.0660
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                    $000.0523
         Class C                                                    $000.0523
         Class P                                                    $000.0763


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                          752
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                          179
         Class C                                                           65
         Class P                                                       16,727


74V.   1 Net asset value per share (to nearest cent)
         Class A                                                      $ 15.42
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                                      $ 15.20
         Class C                                                      $ 15.20
         Class P                                                      $ 15.47